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                                                                  EXHIBIT 10.18
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                    EMPLOYMENT CONTRACT FOR HIGH MANAGEMENT
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                       In Madrid, 1/st/ September, 2000


BETWEEN

"c-quential", (hereinafter referred to as "THE COMPANY"), with C.I.F. B 28801229 and principal place of business situated at Madrid and, in their name and representation, acting as representative D. Ignacio Amezaga.

AND,

Mr. Eulogio NAZ (hereinafter referred to as ("THE GENERAL MANAGER"), with N.I.F. 28385161 - X, with address in Santa Brigida, 37 (Majadahonda), acting in his own name and right,

It is agreed as follows:

That the conditions that will govern directly the contract are the following:

FIRST. - Duration -
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The present contract is concluded for an unlimited time and it will come into effect on 1/st/ September, 2000, date in which the GENERAL MANAGER will assume his functions.

SECOND. - Work Location.
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The GENERAL MANAGER will render his services in Madrid, although THE COMPANY reserves the right to transfer his work location within Spain if operational reasons require it.

If THE GENERAL MANAGER is required to work elsewhere on a temporary basis then THE COMPANY will reimburse his travel and accommodation expenses according to its expenses policy.

THIRD. - Responsibilities of THE GENERAL MANAGER
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A power of attorney will be given to THE GENERAL MANAGER, according to his managerial function.

THE GENERAL MANAGER will have general responsibility for the Company in Spain with the power of signature for all business matters.

THE GENERAL MANAGER will have, among others, the following responsibilities;

1. He will be accountable to the Management Board of THE COMPANY and his direct reporting relationship will be to.
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2.  He will lend his services with full autonomy and responsibility, with direct dependence of the Management Board of THE COMPANY; he will accommodate his performance to the Law to the Company Statutes to the norms and regulations that govern the business management and also to the decisions of the shareholders.

3. He will represent the Company in all the performances in conformity with the powers that will be conferred to him. He is committed to carry out his work with the proper diligence using all his knowledge and professional experience.

FOURTH - Confidentiality.
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During this contract as well as once extinguished the labour relationship, the
General Manager is committed to the strictest duty of confidentiality and secret with regards to all the information that he receives as consequence of his lending of services for the Company.

In the regular development of his position as well as outside of the same one THE GENERAL MANAGER he will have to act with the proper caution and loyalty in order not to damage the interests of the COMPANY.

It will be considered disloyal behavior not only the disclosure (spreading) of the information that the GENERAL MANAGER had acquired as consequence of this contract and the usage of the same one in own benefit or of third parties, but also all negotiation with the purpose of a disclosure of the mentioned information.

The General Manager will not be able to dispose, with another object that is not the lending of his services, of the documents, goods or material from the Company to those that he has access for the lending of his services. Likewise, he declares his intention of following the instructions that in the future the Company could dictate in relation with the treatment of the privileged information of which he could dispose.

After the termination of this contract the General Manager is committed to hand over to the Company all property belonging to it, in particular any written documents, diagrams, drawings, samples and business papers of any kind that he has access for the lending of his services and that are related to his activity. It is an open list, that is to say, the documents enunciated are expose to serve only as an example.

FIFTH - Exclusivity pact
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In accordance with the article 8 of the Decree 1382/1985, of August 1st, that regulates the special relationship of high management; the General Manager will have exclusive dedication for the contracting company and, in consequence, he will not be able to sign other work contracts with other Companies. The quantity of the conventional includes this exclusive dedication.

The General Manager is committed during the validity of this contract not to participating actively in another company, not to be a shareholder of any other one that competes with the Company or that maintains substantial business relationships with this, unless there is a previous

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and expressed approval by the Governing Board of the Company. In this respect, it will not be considered as participation the acquisition of shares of a company that, for their volume, do not enable any control or influence to exerted on the Administration organs of the same one.

SIXTH - Renumeration
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1.  THE GENERAL MANAGER will be paid on an annual basis of 14 monthly payments of, gross (357.142 Ptas). This includes basic salary plus any seniority payment or other allowances.

2. His remuneration will be reviewed after six months in light of his performance after which time, he will be set targets of performance, which will be the basis of any further increases.

3. At the end of each month, the GENERAL MANAGER'S net wage shall be transferred to the bank account designated by him.

4.  THE GENERAL MANAGER is entitled to the following perks:
     .    Medical Insurance (up to 100,000 Ptas per year)
     .    Life Insurance (244.000.000 Ptas in me of death or disability)
     .    Car Allowances (up to 2.400.000 Ptas per year)
     .    Pension Scheme (Premium of 7.200.000 Ptas per year)

SEVENTH. - Working hours and vacations.
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1.  The GENERAL MANAGER Will be dedicated 8 hours per week to THE COMPANY

2. The GENERAL MANAGER will enjoy the official feast days of the labour calendar. Nevertheless, for exceptional circumstances, those official feast days can be subjected to travelling, displacements or meetings.

3. The GENERAL MANAGER is entitled to 30 natural days of vacation per each calendar year,

4. The vacation period shall be jointly by virtue of agreement with THE COMPANY, taking into account the interests of the same one, the management of THE COMPANY as well as of the shareholders. Likewise, the period of vacation will be able to be interrupted in any moment by extraordinary causes or by urgency of the interest of the Company.

EIGHTH.  Travel expenses.
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For travelling made on behalf of the Company, the GENERAL MANAGER'S expenses shall be reimbursed in accordance with the current Company guidelines for business trips,

NINENTH - Involuntary termination.
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In the event of involuntary termination of employment, except for dismissal based on a justified cause, THE GENERAL MANAGER will be entitled to a payment based on 20 days net salary per worked year up to a maximum figure of 12 months salary.

The above mentioned compensation shall be paid to the GENERAL MANAGER whether the contract is defined by the Court as a common employment contract or as an employment contract of special labour relationship of high management.

TENTH.  Final clauses.
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1.  Whatever is not regulated in this contract, the Decree 1332/1985, dated on
August 1/st/ that regulates the labour relationship of High Management, will be applied.

2. The amendments, and modifications of this contract will only be valid if they are carried out in a written way and they are accepted by THE COMPANY.

3. The fact, that a part of this Agreement is invalid for any reason, shall not affect the general validity hereof.

As proof of conformity, both parts sign free and consciously the present document in the city and date indicated in the heading.

     By:  THE COMPANY                    By: THE GENERAL MANAGER

     /s/ Ignacio Amezaga                 /s/ Eulogio Naz
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     Fdo: Ignacio Amezaga                Fdo: Eulogio Naz

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